UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 13, 2004

MANOR CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
(Address of principal executive offices)		(Zip Code)

                             Registrant’s telephone number, including area code: (419) 252-5500

Item 5. Other Events and Regulation FD Disclosure

On August 13, 2004, Manor Care, Inc. announced that it has accepted and purchased $50 million principal amount of the 7 1/2% Senior Notes due 2006 issued by Manor Care of America, Inc. and $50 million principal amount of its 8% Senior Notes due 2008 pursuant to its previously announced tender offers. A copy of this press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibit.

     99.1       Press Release dated August 13, 2004 issued by Manor Care, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.
(Registrant)

Date: August 13, 2004	By:	/s/ Geoffrey G. Meyers

Geoffrey G. Meyers Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated August 13, 2004 issued by Manor Care, Inc.